UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 -    Entry into a Material Definitive Agreement.

On March 6, 2023, Goldman Sachs BDC, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, Goldman Sachs Asset Management, L.P., and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 6,500,000 shares of its common stock, par value $0.001 per share (the “Shares”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 975,000 Shares. The transaction closed on March 9, 2023 and the Company issued 6,500,000 Shares.

The Shares were purchased by the Underwriters from the Company at a price of $15.09 per share, resulting in net proceeds to the Company of approximately $97.4 million, after deducting estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Shares were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-250189) and a preliminary prospectus supplement, dated March 6, 2023, a final prospectus supplement, dated March 6, 2023, and an accompanying prospectus, dated November 19, 2020, each filed with the Securities and Exchange Commission.

The foregoing description is only a summary of the material provisions of the Underwriting Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, filed as Exhibit 1.1 hereto and incorporated by reference herein.

A copy of the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriters and their respective affiliates have provided in the past, and may provide from time to time in the future in the ordinary course of their business, certain commercial banking, financial advisory, investment banking and other services to, and their respective affiliates have provided, and may from time to time in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 -    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of March 6, 2023, among Goldman Sachs BDC, Inc., Goldman Sachs Asset Management, L.P., and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule A thereto.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: March 9, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President